                                                                      EXHIBIT 11


                                                                        For the three months ended
                                                                          1998              1997
                                                                      ------------      ------------

Net loss                                                              $ (1,242,051)     $   (750,001)
                                                                      ============      ============

Weighted average number of common shares issued at January 1            30,199,154        18,002,253

Less weighted average number of common shares
     held in treasury at January 1                                        (854,903)         (854,903)
                                                                      ------------      ------------

Weighted average number of common shares
     issued and outstanding at January 1                                29,344,251        17,147,350

Issuance of stock in connection with the conversion of debentures             --           6,434,063

Issuance of stock in connection with the exercise of warrants                5,750              --

Issuance of stock in connection with private offerings                   2,186,500              --

Treasury stock received in exchange for cash                              (731,111)             --

Issuance of stock for services rendered                                     30,369              --
                                                                      ------------      ------------

Shares used for computation                                             30,835,759        23,581,413
                                                                      ============      ============

Net loss per common share                                             $      (0.04)     $     (0.031)
                                                                      ============      ============



               Note: Basic and diluted calculations are the same.